Exhibit 99.4

Jee Sam Choo’s Letter of Resignation As A Director

Choo Jee Sam,
41, Jalan Bidor, Taman Summit,
41300 Klang, Selangor, Malaysia

September 23, 2009

The Secretary,
Mezabay International Inc.
(Formerly, Cardtrend International Inc.)
800 5th Avenue #4100,
Seattle WA 9810
U.S.A.

Dear Sir/Madam,

Re: Notice of Resignation as Director

This is to give you notice that I hereby resign as a Director, Chairman of the Board of Directors and Member of the Audit Committee of Mezabay International Inc. (“Corporation”) with effect from September 23, 2009. I have no disagreement with the Corporation and I wish the Corporation all the best.

Yours Faithfully,

CHOO JEE SAM
Choo Jee Sam
Malaysia I/C No: 440222-08-5599